UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2018
____________________
ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35140 (Commission File Number)	94-3288780 (IRS Employer Identification Number)
4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 227-7000
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 7, 2018, the board of directors (the “Board”) of Ellie Mae, Inc. (the “Company”) amended and restated the Company’s bylaws to clarify the procedures with respect to the ability of stockholders to request the Board to call a special meeting of stockholders.
Section 2.3 of the bylaws has been amended to clarify that the Board shall call a special meeting of stockholders upon the written request of one or more stockholders holding in the aggregate 25% or more of the voting power of the Company entitled to vote on the business to be brought before the meeting, subject to the terms and conditions set forth in the bylaws. This amendment aligns the bylaws with the Company’s Amended and Restated Certificate of Incorporation with respect to the ability to call special meetings of stockholders.
The foregoing summary of the amendment and restatement of the Company’s bylaws is qualified in its entirety by reference to the full text of the Company’s amended and restated bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2018	ELLIE MAE, INC.

By: /s/ Brian Brown
Name: Brian Brown
Title: EVP & General Counsel

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